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                                                                    EXHIBIT 10.8


                            Warden Development Ltd


This is an offer to lease premises subject to signature of the Standard Tenancy Agreement upon the following principal terms and conditions:

LANDLORD          :    Warden Development Ltd.
Address           :    Room 3-7, 37/F., Cable TV Tower, No.9, Hoi Shing Road,
                       Tsuen Wan, Hong Kong

TENANT            :    Peak Plastic & Metal Products (Int'l) Ltd.
Address           :    Room 3-7, 37/F., Cable TV Tower, No.9, Hoi Shing Road,
                       Tsuen Wan, Hong Kong

PREMISES          :    Heng Gang 188 Industrial Estate,
                       G08401-2
                       Long Gang District,
                       Shenzhen, China


TERM OF LEASE     :    2 Years
Commencement Date :    01 April, 2001
Termination Date  :    31 March, 2003

USER              :    Industrial Estate and substance facilities (including
                       dormitory of workers and canteen)

RENT              :    Hong Kong Dollars Two Millions and Three Hundred
                       Thousand Only (HK$2,300,000) per annum, payable in 12
                       equal monthly installments.
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                             TERMS AND CONDITIONS
                             --------------------

     1.
          a) All services (including repairs and works) provided to the Tenant in the premises must only be provided by the service providers designated by the Landlord at a charge to be paid by the Tenant.

          b) In consideration of the Landlord providing or arranging for services to the Tenant, the Tenant agrees to pay to the Landlord any amount the Tenant or its designated occupiers may owe the Landlord or other service providers arranged through the Landlord.

          c) The Landlord shall not be liable or in any way be responsible for the breach, non-performance or failures of any of the service providers, or for any of their negligence, acts or omissions.

     2.   A prohibition against illegal activities take place in the premise.

     3. The Tenant to the intent that the obligations hereunder shall continue throughout the term of tenancy or occupation hereby agrees with the Landlord as follows:-

          a) To pay the management fee and to settle all charges, expenses and liabilities for which the Tenant is liable.

          b) To observe and perform all House Rules and all regulations in the Tenant's Handbook which may be made by the Landlord from time to time.

          c) To use the premises as described in above 1(a) only. The Tenant shall procure the designated occupiers to sign the acknowledgement described in the attached letter.

          d) Not to assign, underlet, sublet or otherwise part with possession of the premises or any part thereof or any interest therein in any way whether by way of assignment, underletting, subletting, transfer, lending, sharing or other means nor permit or suffer any arrangement or transaction whereby any person or persons not a party to this Agreement or other than the designated occupier obtains the use, occupation, enjoyment or possession of the premises

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          or any part thereof irrespective of whether any rental or other consideration is given for such use, occupation, enjoyment or possession or enter into an agreement to do any such things.

4.   The Landlord hereby agrees with the Tenant as follows:-

     a) Subject to the terms hereof, the Tenant shall peacefully hold and enjoy the premises during the term of tenancy without any interruption by the Landlord.

     b) To keep the structure, exterior, roof and the main drains, pipes, cables and wires and all the main walls, timbers and joists and the lifts of the Building in a proper state of repair at the cost of the Landlord.

5.   Provided always and it is hereby further agreed as follows:-

     a) The Landlord may determine this agreement and re-enter upon the premises with or without notice being given to the Tenant if:-

               (i)  the rent is unpaid after it shall become due;
               (ii) the Tenant fails to observe the terms and conditions;

     The agreement will be void if:-

     b) In case the structure of the Building, or any part thereof shall at any time during the term be destroyed or damaged by flood, fire, typhoon, earthquake, landslide, or any cause for which the Tenant shall not be responsible so as to render the premises unfit for use or occupation or become subject to a closure or demolition order the rent hereby reserved or a fail proportion.

     c) The government resumes the land on which the premise is built, the premise is demolished.

6. The Tenant shall carry out decoration and restructure of the premise after obtain an approval of the government and Landlord.

7. The Tenant shall sublet the premise to third parties after obtain agree from the Landlord. Landlord and Tenant must re-new an agreement.

8. This Agreement shall be construed and take effect according to the laws of Hong Kong.

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Yours faithfully,




 /s/ Jerry Mo
 -----------------------------------
 Warden Development Ltd.
 ("the Landlord")


 ACCEPTED AND CONFIRMED

 By:  Peak Plastic & Metal Products (Int'l) Ltd.
     ------------------------------------------
 [for and on behalf of tenant's name (if company)]




 /s/ Jerry Mo
 -----------------------------------
 ("The Tenant")
 (Authorized Signature)
 Date: 01 April, 2001

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